UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): November 11, 2009
LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
As previously announced by LL&E Royalty Trust (NYSE: LRT) (the “Trust”), the Trust is required by its governing documents to sell all of its assets, and is in the process of doing so. On November 11, 2009, the Trust sold a portion of its assets consisting of its royalty interests in the south Louisiana acreage described in the Trust’s public filings as the “Fee Lands”. The sale is expected to result in cash proceeds to the Trust, net of fees to the auction company conducting the sale, of $500,172. Fees payable to the auction company that conducted the sale totaled $24,828. The purchaser was ETROA Resources, LLC. The proceeds will be used to reduce the Trust’s accounts payable, which were approximately $690,300 at October 27, 2009. A copy of a press release issued in connection with the sale is furnished herewith as Exhibit 99.1.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated November 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust
By:	The Bank of New York Mellon Trust
Company, N.A.,
as Trustee

By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President
Date:November 12, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press release dated November 12, 2009.